UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2013

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2013, Nathan’s Famous, Inc., a Delaware corporation (the “Company”), entered into Amendment No.1 to Rights Agreement (the “Amendment”) to the Company’s existing Rights Agreement, dated as of June 4, 2008, between the Company and American Stock Transfer & Trust Company, LLC, as the Rights Agent (“Rights Agent”) (as amended, the “2008 Rights Agreement”).  The Amendment amends the 2008 Rights Agreement by postponing the Final Expiration Date (as defined in the 2008 Rights Agreement) to June 16, 2013. The Amendment will have the effect of causing the 2008 Rights Agreement and the common stock purchase rights granted thereunder to terminate at the close of business on June 16, 2013. See Item 1.01 of the Current Report on Form 8-K filed on June 6, 2008, for a description of the material terms of the 2008 Rights Agreement.

In addition, on June 5, 2013, the Company, entered into a new Rights Agreement (the “2013 Rights Agreement”) between the Company and the Rights Agent.  Also on June 5, 2013, and in connection with the 2013 Rights Agreement, the Board of Directors of the Company, declared a dividend distribution of one common share purchase right (a “Right”) for each outstanding share of common stock, $.01 par value (the “Common Stock”), of the Company.  The distribution is payable on June 17, 2013 to the shareholders of record on June 17, 2013 (the “Record Date”).  Each Right entitles the registered holder thereof to purchase from the Company one share of Common Stock, at a price of $100.00 per share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the 2013 Rights Agreement.

In the event that at any time any person shall become an Acquiring Person (as hereinafter defined), each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise of such Right, at the then current Purchase Price, one share for each Right or, if the then current market price of the Common Stock is less than the Purchase Price, that number of shares of the Common Stock which at the time of such transaction would have a market value equal to the Purchase Price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue cash, debt, other securities or a combination thereof in exchange for the Rights).

The Rights will initially be evidenced, with respect to any of the Common Stock certificates outstanding as of June 17, 2013, by such Common Stock certificate with a copy of a Summary of Rights attached thereto. The Rights will initially be transferred with and only with the Common Stock. Separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record as of, and as soon as practicable after the close of business on the earlier to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of the Common Stock or (ii) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement, or announcement of an intention to commence  a tender offer or exchange offer by a person (other than the Company, any wholly-owned subsidiary of the Company or certain employee benefit plans) which, if consummated, would result in such person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after June 17, 2013 upon transfer or new issuance of the Common Stock will contain a notation incorporating the 2013 Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Common Stock certificates outstanding as of June 17, 2013, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. No less than one Right may be exercised at any one time by any holder of Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on June 17, 2018, unless earlier redeemed or exchanged by the Company as described below (the “Final Expiration Date”).

The Purchase Price payable, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights, and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above).

In the event that after the Distribution Date the Company were acquired in a merger or other business combination transaction or 50% or more of its assets or earning power were sold, proper provision is to be made so that each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

Generally, under the 2013 Rights Agreement, an “Acquiring Person” will not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company or any subsidiary of the Company, or (iv) any entity holding shares of Common Stock for or pursuant to the terms of any such employee benefit or compensation plan of the Company or any subsidiary of the Company.

In addition, except in certain circumstances as set forth in the 2013 Rights Agreement, no person will become an Acquiring Person (x) as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock issued and outstanding, increases the percentage of shares of Common Stock beneficially owned by such person to 15% or more of the shares of Common Stock then outstanding or (y) as the result of the acquisition of shares of Common Stock directly from the Company; unless, in either case, such person thereafter acquires additional shares of Common Stock without the Company’s prior written consent.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise. No less than a Right may be exercised at any time and no Rights may be exercised that would entitle the holder thereof to any fractional share.

At any time prior to the earlier of (i) such time that a person has become an Acquiring Person or (ii) the Final Expiration Date, the Company may redeem all, but not less than all, of the outstanding Rights at a price of $0.0001 per Right (the “Redemption Price”). The Rights may also be redeemed at certain other times as described in the 2013 Rights Agreement. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

In addition, the 2013 Rights Agreement permits the Board of Directors, following the time that a person becomes an Acquiring Person (but before an acquisition of 50% or more of the Common Stock), to exchange the Rights (other than Rights owned by the Acquiring Person), in whole or in part, for Common Stock or Common Stock Equivalents, or any combination thereof, at an exchange ratio of one share of Common Stock or Common Stock Equivalent deemed to have the same value as one share of Common Stock per Right.

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The provisions of the 2013 Rights Agreement may be supplemented or amended by the Company in any respect prior to the Distribution Date. From and after the Distribution Date, the Company can make changes to cure any ambiguity, to correct or supplement any provision that may be defective or inconsistent, to shorten or lengthen any time period in the 2013 Rights Agreement (provided that the concurrence of a majority of the Board of Directors shall be required upon certain occurrences), to make changes which do not adversely affect the interests of the holders of the Rights (excluding the interests of any Acquiring Person and its Affiliates and Associates).

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person who attempts to acquire the Company without the consent of the Board of Directors. The Rights will not affect a transaction approved by the Company prior to the existence of an Acquiring Person, because the Rights can be redeemed before the consummation of such transaction.

The Amendment and the 2013 Rights Agreement, including the form of Right Certificate, are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference. The foregoing description of the Amendment and the 2013 Rights Agreement (including the Rights) are qualified by reference to such exhibits.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth herein under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statement and Financial Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement dated as of June 5, 2013, between Nathan’s Famous, Inc., and American Stock Transfer & Trust Company, LLC.

4.2	Rights Agreement dated as of June 5, 2013, between Nathan’s Famous, Inc., and American Stock Transfer & Trust Company, LLC, which includes a form of Right Certificate as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2013	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement dated as of June 5, 2013, between Nathan’s Famous, Inc., and American Stock Transfer & Trust Company, LLC.

4.2	Rights Agreement dated as of June 5, 2013, between Nathan’s Famous, Inc., and American Stock Transfer & Trust Company, LLC, which includes a form of Right Certificate as Exhibit A.